        As filed with the Securities and Exchange Commission on December 2, 1999
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                              THE HOME DEPOT, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                          95-3261426
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)

   2455 PACES FERRY ROAD, ATLANTA, GA                        30339-4024
(Address of Principal Executive Offices)                     (Zip Code)

                     THE MAINTENANCE WAREHOUSE FUTUREBUILDER
                            (Full title of the plan)

                            -------------------------

         ARTHUR M. BLANK                                COPIES REQUESTED TO:
PRESIDENT & CHIEF EXECUTIVE OFFICER                   KELLY R. CAFFARELLI, ESQ.
       THE HOME DEPOT, INC.                             THE HOME DEPOT, INC.
      2455 PACES FERRY ROAD                            2455 PACES FERRY ROAD
   ATLANTA, GEORGIA 30339-4024                      ATLANTA, GEORGIA 30339-4024
         (770) 433-8211

            (Name, address and telephone number of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE


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                                                                                        Proposed
                                                            Proposed                    Maximum
                                                            Maximum                     Aggregate            Amount of
Title of Securities                  Amount to be           Offering Price              Offering             Registration
to be Registered                     Registered             Per Share (*)               Price (*)            Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock(**)
($.05 par value)                     15,000                 $80.00                      $1,200,000           $316.80

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------
    (*) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices on November 30, 1999, pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended.

    (**) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-K for the year ended January 31, 1999, as filed with the Commission pursuant to
               Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

          (2) The Registrant's Quarterly Reports on Form 10-Q for fiscal quarters ended May 2, 1999 and August 1, 1999, and

          (3) The section entitled "Description of Common Stock" in Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.

          All documents subsequently filed by the Registrant and The Maintenance Warehouse FutureBuilder (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Kelly R. Caffarelli, Esq., Corporate Counsel. Ms. Caffarelli owns shares of Common Stock, both directly and as a participant in various employee benefit plans; however, she is not eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV, Section 4, of the Registrant's Restated By-Laws provides that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

          In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


ITEM 8.  EXHIBITS.

          The following exhibits are filed as a part of this Registration
Statement:

          4     The Maintenance Warehouse FutureBuilder

          5     Opinion of Kelly R. Caffarelli.

          23.1  Consent of Kelly R. Caffarelli, included in Exhibit 5

          23.2  Consent of KPMG LLP, Independent Certified Public
                Accountants

          24    Powers of Attorney from Directors

ITEM 9.  UNDERTAKINGS.

With respect to the Plan, the Registrant undertakes that the Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and that the Registrant will make all changes required by the IRS in order to obtain a favorable determination letter with respect to the qualification of the Plan under Section 401(a) of the Internal Revenue Code.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of December, 1999.


                              THE HOME DEPOT, INC.

                              By:     /s/ Arthur M. Blank
                                  ---------------------------------------------
                                  (Arthur M. Blank, President and CEO)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                   Title                            Date
      ---------                   -----                            ----


/s/ Bernard Marcus       Chairman of the Board               December 1 ,1999
-------------------      (Principal Executive Officer)
(Bernard Marcus)



/s/ Arthur M. Blank      President & CEO                     December 1, 1999
-------------------      and Director
(Arthur M. Blank)



/s/ Ronald M. Brill      Chief Administrative Officer,       December 1, 1999
-------------------      Executive Vice President
(Ronald M. Brill)        and Director



/s/ Dennis J. Carey      Executive Vice President and        December 1, 1999
-------------------      Chief Financial Officer
(Dennis J. Carey)        (Principal Financial Officer)

      Signature                   Title                            Date
      ---------                   -----                            ----


/s/ Marshall L. Day      Senior Vice President-              December 1, 1999
-------------------      Finance & Accounting
(Marshall L. Day)        (Principal Accounting Officer)



      *                  Director
-------------------
(Frank Borman)



      *                  Director
-------------------
(John L. Clendenin)



      *                  Director
-------------------
(Berry R. Cox)



      *                  Director
-------------------
(William S. Davila)



      *                  Director
-------------------
(Milledge A. Hart, III)



      *                  Director
-------------------
(Bonnie G. Hill)



      *                  Director
-------------------
(Kenneth G. Langone)



      *                  Director
-------------------
(M. Faye Wilson)


* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.


                                     By:     /s/Arthur M. Blank
                                         -----------------------------------
                                         (Arthur M. Blank, Attorney-in-fact)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of December, 1999.


                                     THE MAINTENANCE WAREHOUSE FUTUREBUILDER

                                     By:  /s/ Lawrence A. Smith
                                          -----------------------------------
                                          (Lawrence A. Smith, Member,
                                           Administrative Committee)

                                INDEX TO EXHIBITS


Exhibit No.
-----------

4             The Maintenance Warehouse FutureBuilder

5             Opinion of Kelly R. Caffarelli

23.1          Consent of Kelly R. Caffarelli (included in Exhibit 5 above)

23.2          Consent of KPMG LLP, Independent Certified Public Accountants

24            Powers of Attorney from Directors